Exhibit 99.2
EXECUTION VERSION
SEPARATION AND RELEASE AGREEMENT
     This Separation and Release Agreement (the “Agreement”), by and between Emisphere Technologies, Inc., a Delaware corporation (the “Company”), and Michael V. Novinski, an individual residing at 8 Alexandra Lane, Long Valley, New Jersey 07853 (“Novinski”), is executed as of the Execution Date (as defined on the signature page hereto) and shall be in full force and effect as of the Execution Date.
     WHEREAS, Novinski and Company desire to reach a mutual understanding and acceptance of the terms and conditions related to Novinski’s separation from employment with Company.
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained it is hereby agreed as follows:
     1. Separation. Novinski shall cease to serve as President, Chief Executive Officer and Director of the Company as of the Execution Date and shall execute and deliver a letter of resignation to the Company, which shall be dated as of the Execution Date and shall be in the form attached hereto as Exhibit A (the “Resignation Letter”).
     2. Accrued Benefits. The Company will pay to Novinski the following accrued but unpaid benefits net of all other withholdings required by law and applicable federal and state taxes (such payment, the “Accrued Benefit Payment”):
(a)	$300,000, which represents Novinski’s accrued but unpaid bonus awards; plus

(b)	$28,205.13, which represents Novinski’s accrued but unpaid vacation benefits through February 28, 2011.
     The Company shall pay to Novinski the Accrued Benefit Payment in a lump sum cash payment. The Accrued Benefit Payment will be paid on the next regularly scheduled payroll date following the expiration of the seven-day revocation period set forth in Section 8 herein. For the avoidance of doubt, the parties agree that Novinski (i) has been paid all accrued base salary owed to him through February 28, 2011 and, accordingly, shall not be entitled to any additional payments in respect of his base salary; and (ii) shall not be entitled to any bonus payment for fiscal year 2010 or fiscal year 2011.
     3. COBRA Coverage. If Novinski elects COBRA coverage for health and/or dental insurance in a timely manner, the Company shall pay the Company’s current share of the monthly premium, as in effect on the Execution Date, when each premium payment is due until the earlier of: (i) eighteen (18) months from the Execution Date; (ii) the date Novinski obtains new employment which offers health and/or dental insurance that is reasonably comparable to that offered by the Company; (iii) the date COBRA coverage would otherwise terminate in accordance with the provisions of COBRA; or (iv) the date upon which the Company determines

Novinski is violating, has violated or otherwise breaches any of the terms and/or conditions set forth in this Agreement, (the “COBRA Continuation Period”), Novinski hereby agrees and acknowledges that if, during the COBRA Continuation Period set forth above, if it has been adjudicated that he has violated or otherwise breached any of the terms and/or conditions of the Non-Competition Agreement (as defined in Section 17) or this Agreement, then he shall return and pay back to the Company all monies constituting the Company’s share of the monthly premium paid on Novinski’s behalf during the COBRA Continuation Period.
     4. Equity Incentives/ Benefits. The Company and Novinski agree and acknowledge that Novinski owns incentive stock options to purchase an aggregate of 1,600,000 shares of common stock of the Company (the “Option Shares”), all of which were granted pursuant to the terms and conditions of the governing stock option agreement (collectively, the “Option Agreements”) and the applicable stock option or equity incentive plans. As of the Execution Date, (a) 1,500,000 shares of the Option Shares have vested under the applicable Option Agreements (such vested shares, the “Vested Option Shares”), and (b) 100,000 shares of the Option Shares remain unvested under the applicable Option Agreements (such unvested shares, the “Unvested Option Shares”).
     Notwithstanding the terms and conditions set forth in the Option Agreements relating to the Option Shares, (a) the Vested Option Shares shall be exercisable by Novinski until April 6, 2012, and (b) the Unvested Option Shares shall continue to vest in accordance with the vesting schedule set forth in the applicable Option Agreements; provided, however, that if Novinski violates or otherwise breaches any of the terms and/or conditions set forth in the Non-Competition Agreement or this Agreement, then all Vested Option Shares and Unvested Option Shares shall be immediately and irrevocably forfeited and terminated. Any Unvested Option Shares that vest after the Execution Date in accordance with the vesting schedule set forth in the applicable Option Agreements and this Section 4 shall be exercisable by Novinski until April 6, 2012.
     5. Consulting Services. For a period of eighteen (18) months after the Execution Date and at the reasonable request of the Company, Novinski hereby agrees to provide consulting services to the Company solely through inquiries by Michael Weiser or another designated member of the Board of Directors of the Company. Such consulting services shall be requested by the Company upon reasonable notice thereof and provided by Novinski at reasonable times. All expenses relating from such services will be the responsibility of the Company.
     6. No Consideration Absent Execution of this Agreement. Novinski understands and agrees that he would not receive the COBRA continuation benefits set forth in Section 3 or the accelerated Equity Incentive benefits set forth in Section 4 except for Novinski’s execution of this Agreement and the fulfillment of the promises contained herein.
     7. General Release of Claims. Novinski, for himself and for his representatives, heirs, successors and assigns, specifically releases, remises and forever discharges the Company and its past or present parent corporations or entities, affiliates, divisions, subsidiaries, shareholders, directors, any affiliates of its shareholders or directors, legal representatives, successors and assigns and each of the respective former and present employees, officers, directors, members, managers, partners, consultants, experts, attorneys, agents, representatives, benefit plans, benefit plan sponsors, benefit plan administrators, subsidiaries, parent companies, successors, assigns, and affiliates of any of the foregoing (collectively, the “Released Parties”) from any and all claims of any nature, known or unknown, foreseen or unforeseen, accrued or unaccrued, whether common law claims or statutory claims, in law or in equity, arising from Novinski’s relationship with the Company, including but not limited to:
     (a) Claims under any state or federal discrimination, fair employment practices or other employment related statute, or regulation (as they may have been amended through the date of this Agreement) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, color, religion, national origin, age, gender, marital status, disability, handicap, veteran status or sexual orientation; without limitation, specifically included in this paragraph are any claims arising under the Federal Rehabilitation Act of 1973, Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act and any similar federal, state or local statute or ordinance;
     (b) Claims under any other state or federal employment related statute, or regulation (as they may have been amended through the date of this Agreement) relating to wages, hours or any other terms and conditions of employment; without limitation, specifically included in this paragraph are any claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), the New York Human Rights Law, the New York Labor Law, the New York Whistleblower Protection Law, the New York Wage and Hour Laws, and any similar federal, state or local statute or ordinance;
     (c) Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence; and
     (d) Any other claim arising under state or federal law, including but not limited to, the Sarbanes-Oxley Act of 2002.
     8. Older Workers Benefit Protection Act. This paragraph is intended to comply with the Older Workers Benefit Protection Act of 1990 (“OWBPA”) with regard to Novinski’s waiver of rights under the Age Discrimination in Employment Act of 1967 (“ADEA”):
     (a) Novinski is specifically waiving rights and claims under ADEA;
     (b) The waiver of rights under ADEA does not extend to any rights or claims arising after the date this Agreement is signed by Novinski;

     (c) Novinski acknowledges receiving consideration for this waiver;
     (d) Novinski acknowledges that he has been advised to consult with an attorney before signing this Agreement; and
     (e) Novinski acknowledges that after receiving a copy of this Agreement, Novinski has the right to take up to 21 days to consider his decision to sign this Agreement; the parties agree that changes, whether material or immaterial, do not restart the running of the 21 day period.
     Novinski may revoke his release of claims solely with respect to ADEA claims within a period of seven (7) days after execution of this Agreement. Novinski agrees that any such revocation is not effective unless it is made in writing and delivered to Emisphere Technologies, Inc., 240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey 07927, Attn: Michael R. Garone, by the seventh (7th) calendar day after execution of this Agreement. This Agreement as it applies to ADEA claims becomes effective on the eight (8th) calendar day after it is executed, at which time Novinski’s release of all ADEA claims will be final, binding, enforceable, and irrevocable. This Agreement as it applies to claims other than ADEA claims becomes effective upon execution of this Agreement at which time Novinski’s release of all claims other than ADEA claims will be final, binding, enforceable, and irrevocable.
     9. Acknowledgments and Affirmations. Novinski further represents and warrants that he has not filed or participated in the filing of any complaint, grievance, charge or claim with or before any local, state or federal agency or board, union or any court or other tribunal relating to the Company or Novinski’s employment with, or the termination of, his employment with the Company and its affiliates. Nothing contained herein is intended to nor shall prohibit Novinski from (i) filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”); or (ii) participating in any investigation or proceeding conducted by the EEOC. In the event Novinski files a charge with the EEOC, Novinski waives and releases the right to recover any damages in any claim or suit brought by or through the EEOC or any state or local agency on Novinski’s behalf.
     Novinski also affirms that he has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled. Novinski affirms that he has been granted any leave to which he was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.
     Novinski further affirms that he has no known workplace injuries or occupational diseases.
     Novinski also affirms that he has not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information consistent with the Company’s policies and Novinski’s agreement(s) with the Company and/or common law.

     Novinski further affirms that he has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud. Both parties acknowledge that this Agreement does not limit either party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, Novinski agrees that if such an administrative claim is made, Novinski shall not be entitled to recover any individual monetary relief or other individual remedies. Novinski agrees not to re-apply for employment with the Released Parties in the future.
     10. Return of Property. Novinski affirms that he has returned all of the Company’s property, documents, and confidential information in his possession or control. Novinski must provide in writing all valid passwords for all of the systems and devices that Novinski manages, return any software products, tools, or technologies that had been provided to Novinski during the course of employment together with the required software keys or passwords. Novinski shall not destroy or constrain access in any way to work related files, lap tops, computers, systems etc. that Novinski has worked with or has been provided to Novinski during the course of employment.
     Novinski’s personal belongings, as identified by him, shall be boxed up by his executive assistant and forwarded to his home address upon execution of this Agreement or sooner. Upon receipt of his personal belongings, Novinski affirms that he is in possession of all of the property that Novinski had at the Company’s premises and that the Company is not in possession of any of Novinski’s property. The Company agrees that Novinski shall receive reimbursement for all appropriate business expenses through his final day of employment.
     11. Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the state of New Jersey without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement or to seek any damages for breach. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.
     12. Nonadmission of Wrongdoing. The parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Released Parties or Novinski of wrongdoing or evidence of any liability or unlawful conduct of any kind.
     13. Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Agreement.
     14. Non-Disparagement; Non-Communication. Novinski and the Company hereby agree that they will refrain from making any derogatory or false statements with respect to Novinski or the Company and/or any of its officers, directors, employees, advisors, customers, shareholders or other related or affiliated parties or any other Released Parties. Novinski further agrees that he will not communicate or otherwise contact any of the Company’s (a) shareholders, (b) current or former employees or (c) current or prospective strategic and/or business partners concerning matters relating to or affecting the Company, except as may be agreed to by Michael Weiser or another designee of the Board of Directors of the Company. Novinski may, however, provide factual information about his professional accomplishments and tasks performed while employed by the Company in communications with prospective employers, consistent with his obligations under this Agreement, the Non-Competition Agreement and any other applicable contractual or legal obligations.
     15. Form 8-K Disclosure. The Company and Novinski hereby acknowledge and agree that the Company is obligated to file and, accordingly, shall file a Current Report on Form 8-K with the Securities and Exchange Commission (the “Form 8-K”). The Form 8-K shall be filed within four business days after the Execution Date. The Form 8-K shall report, under Item 5.02(b), that Novinski and the Company, through its Board of Directors, have mutually agreed not to renew his employment contract for 2011 and, in connection therewith, Novinski delivered the Resignation Letter to the Company.
     16. Entire Agreement. Subject to Section 17, this Agreement sets forth the entire agreement between the parties, and fully supersedes any prior agreements or understandings between the parties, including without limitation that certain Employment Agreement, dated as of April 6, 2007, by and between Novinski and the Company. Novinski acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this Agreement, except for those set forth in this Agreement.
     17. Survival of Non-Competition Agreement. The Employee Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement, dated as of April 6, 2007, by and between Novinski and the Company (the “Non-Competition Agreement”), shall remain in full force and effect in accordance with its terms; provided, however, that the second paragraph under the “Non-Compete/Non-Solicitation” section shall be amended and restated in its entirety to read as follows:
“For so long as I am employed by the Company and for a period of 12 full months thereafter, I will not, without the express written consent of the Board of Directors, directly or indirectly, engage in, participate in, or assist, as owner, part-owner, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any business organization or person, anywhere in the world where the Company does business, (A) whose activities or products are directly or indirectly competitive with drug delivery technology activities or products of the Company, whether currently ongoing or in development or currently contemplated to be undertaken or developed, or (B) is engaged in the development or marketing of products incorporating any compounds or molecules that are currently incorporated or proposed to be incorporated with the company’s drug delivery technology.”

     18. Severability. The provisions of this Agreement are severable. If any provision of the Agreement is declared invalid or unenforceable, any court of competent jurisdiction reviewing such provision shall enforce the provision to the maximum extent permissible under applicable law. Any ruling will not affect the validity and enforceability of any other provision of the Agreement.
     19. Remedies. Any breach or threatened breach by Novinski or the Company of the provisions of this Agreement could result in irreparable and continuing damage to the Company or Novinski for which there is no adequate remedy at law. In such event, and upon the adjudication by a court of competent jurisdiction, the Company or Novinski shall be entitled to injunctive relief and/or specific performance, and such other relief that may be proper (including monetary damages, if proper).
     20. Assignment. Novinski hereby represents and warrants to Company that he has not assigned any claim that Novinski may or might have against Company, from which the Company would otherwise be released pursuant to this Agreement, to any third party.
     21. Counterparts. This Agreement may be signed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photocopies of the signed Agreement may be used in lieu of originals for any purpose.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company and Novinski have executed and delivered this Agreement as of the Execution Date (as defined below).

/s/ Michael V. Novinski
Michael V. Novinski

Date: February 28, 2011 (the “Execution Date”)
EMISPHERE TECHNOLOGIES, INC.

By:	/s/ Michael R. Garone
	Name:	Michael R. Garone
	Title:	CFO & Corporate Secretary

Date: February 28, 2011

Exhibit A
Form of Resignation Letter
February 28, 2011
Emisphere Technologies, Inc.
240 Cedar Knolls Road, Suite 200
Cedar Knolls, NJ 07927
     Re: Emisphere Technologies, Inc. (the “Company”)
Dear Ladies and Gentlemen:
     I hereby resign as a member of the Board of Directors of the Company and from my office as Chief Executive Officer and President of the Company, effective as of the date set forth above.

Sincerely,
/s/ Michael V. Novinski
Michael V. Novinski